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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               HART BREWING, INC.

     Pursuant to the provisions of RCW 23B.10.070 of the Washington Business Corporation Act, HART BREWING, INC., a Washington corporation, hereby restates its Articles of Incorporation as now and heretofore amended:

                                    ARTICLE I

     The name of this corporation is:

                               HART BREWING, INC.

                                   ARTICLE II

     Section 2.1 Classes. The total number of shares of all classes of stock which this corporation shall have authority to issue is fifty million (50,000,000), consisting of:

          (a) Forty million (40,000,000) shares of common stock, the par value of each of which is $0.01.

          (b) Ten million (10,000,000) shares of preferred stock, the par value of each of which is $0.01 (the "Preferred Stock").

     Section 2.2 Preferred Stock. The preferences, limitations and relative rights of the Preferred Stock are undesignated. The Board of Directors is authorized to designate one or more series within the Preferred Stock, and the designation and number of shares within each series, and shall determine the preferences, limitations, and relative rights of any shares of Preferred Stock, or of any series of Preferred Stock, before issuance of any shares of that class or series. The Board of Directors is authorized to amend these Articles as provided in RCW 23B.06.020 to effect the designation of rights of any series of Preferred Stock.

                                   ARTICLE III

     Section 3.1 No Preemptive Rights. The shareholders of this corporation have no preemptive rights to acquire additional shares of this corporation.

     Section 3.2 No Cumulative Voting. The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of this corporation.


                                      -1-

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     Section 3.3  Special Meetings of Shareholders. Effective upon and as long as this corporation is a "public company" (as defined in the Washington Business Corporation Act), the shareholders of this corporation shall have no right to call a special meeting of the shareholders of this corporation for any purpose or purposes and special meetings of shareholders of this corporation may only be called by a majority of the Board of Directors or the President of this corporation.

     Section 3.4 Quorum at Shareholder Meetings. For all meetings of shareholders, one-third of the votes entitled to be cast by each voting group with respect to a matter shall constitute a quorum of that voting group for action on that matter.

                                   ARTICLE IV

     Section 4.1 Number of Directors. The number of directors which shall constitute the whole board of directors of this corporation shall be fixed by, or in the manner provided in the bylaws of this corporation, as the same may be amended from time to time.

     Section 4.2 Removal of Directors. Subject to the rights of holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of all shares of this corporation entitled to vote for the election of directors. As used herein, "for cause" means either (i) conviction of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or (ii) adjudication for gross negligence or dishonest conduct in the performance of a director's duty to this corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal. Notwithstanding anything to the contrary, this Section 4.2 of the Articles may be altered or eliminated only by amendment to this Section of the Articles approved by two-thirds of the votes entitled to be cast by each voting group entitled to vote on such amendment.

                                    ARTICLE V

     Effective at the first annual meeting of shareholders following the filing of these Amended and Restated Articles of Incorporation, the board of directors shall be divided into three classes: Class I, Class II, and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual shareholders' meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending at the annual meeting to be held in the year following the first election of directors by classes, the directors first elected to Class II shall serve for a term ending at the annual meeting to be held in the second year following the first election of directors by classes, and the directors first elected to Class III shall serve for a term ending at the annual meeting to be held in the third year following the first election of directors by classes.


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     At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall designate one or more directorships whose terms then expire as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the board of directors fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he succeeds.

     Notwithstanding any of the foregoing provisions of Article V in all cases, including upon any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he is a member, until the expiration of his current term or his earlier death, resignation or removal. Any vacancy to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     Notwithstanding anything contained in this Article V to the contrary, the classification of directors as provided in this Article V may be altered or eliminated only by an amendment to this Article approved by two-thirds of the votes entitled to be cast by each voting group entitled to vote on such amendment.

                                   ARTICLE VI

     A director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating RCW 23B.08.310 of the Washington Business Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended, without any requirement of further action by the shareholders.

                                   ARTICLE VII

     The corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of the corporation and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 of the Washington Business Corporation Act, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law.

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     Any repeal or modification of this Article by the shareholders of this corporation shall not adversely affect any right of any individual who is or was a director of the corporation which existed at the time of such repeal or modification.

                                  ARTICLE VIII

     The street address of the registered office of this corporation is:

                      1111 Third Avenue, Suite 3400
                      Seattle, Washington  98101-3299

and the name of its registered agent at that address is:

                      FPS Corporate Services, Inc.


     EXECUTED this 7th day of November, 1995.


                                  HART BREWING, INC.



                                  By:         /s/ Donald E. Burdick
                                      -----------------------------------------
                                      Donald E. Burdick, Chief Financial Officer
                                      Vice President


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                           ARTICLE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                               HART BREWING, INC.

     Hart Brewing, Inc. hereby amends its Articles of Incorporation as follows:

     1.  The name of the corporation is Hart Brewing, Inc.

     2.  The text of the amendment is as follows:

                                    ARTICLE I

     The name of this corporation is Pyramid Breweries Inc.

     3.  The amendment was adopted on April 30, 1996.

     4. The amendment was adopted by the Board of Directors without shareholder approval. Shareholder approval was not required pursuant to RCW 23B.10.020(5).

      IN WITNESS WHEREOF, these Articles of Amendment have been executed by the undersigned, thereunto duly authorized, on the 20th day of May, 1996.


                                       HART BREWING, INC.


                                       By:    /s/ Donald E. Burdick
                                           -------------------------
                                           Donald E. Burdick
                                           Vice President